Exhibit 99.1

FOR IMMEDIATE RELEASE May 5, 2010

Investor Contact: Martie Edmunds Zakas

Sr. Vice President - Strategy, Corporate Development

& Communications

770-206-4237

mzakas@muellerwp.com

Media Contact: John Pensec

Director - Corporate Communications & Public Affairs

770-206-4240

jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL SECOND QUARTER 2010 RESULTS

NET SALES EXCLUDING DIVESTED OPERATIONS INCREASED YEAR-OVER-YEAR

MUELLER CO. CORE PRODUCTS BOOKINGS UP 40 PERCENT YEAR-OVER-YEAR

SECOND QUARTER EPS LOSS OF $0.15 AND ADJUSTED EPS LOSS OF $0.11

(ATLANTA) — Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $301.8 million and a net loss of $23.7 million for the quarter ended March 31, 2010. Summarized consolidated 2010 second quarter results compared to 2009 second quarter results are as follows:

•

Net sales for the 2010 second quarter were $301.8 million, down 6.3 percent compared to $322.2 million for the 2009 second quarter. Excluding the net sales of two divested Anvil businesses, net sales for the 2010 second quarter increased 2.3 percent year-over-year.

•

Loss from operations for the 2010 second quarter was $22.9 million compared to a loss from operations of $618.2 million for the 2009 second quarter. Adjusted loss from operations for the 2010 second quarter was $12.4 million compared to adjusted loss from operations of $5.1 million for the 2009 second quarter.

•	Adjusted EBITDA was $9.0 million for the 2010 second quarter compared to $18.8 million for the 2009 second quarter.

•

Net loss per share was $0.15 for the 2010 second quarter compared to a net loss per share of $4.90 for the 2009 second quarter. Adjusted net loss per share was $0.11 for the 2010 second quarter compared to adjusted net loss per share of $0.13 for the 2009 second quarter.

•	Net debt, which is total debt less cash and cash equivalents, at March 31, 2010, decreased $88.4 million to $590.3 million since September 30, 2009.

1200 Abernathy Road, N.E. | Suite 1200 | Atlanta, GA 30328

www.muellerwaterproducts.com

“Our second-quarter results came in essentially as we had expected. Net sales excluding divested operations in the second quarter increased from the prior year period, the first quarter in six quarters in which net sales increased year-over-year,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “Capacity utilization increased in all three business segments: Mueller Co., U.S. Pipe and Anvil, which is expected to benefit our financial performance in the second half of the year. Unit bookings of our core products at Mueller Co. - valves, hydrants and brass service - increased 40 percent year-over-year, and bookings on a tonnage basis at U.S. Pipe increased over 50 percent. However, pricing continued to negatively impact sales at U.S. Pipe during the quarter, and we believe pricing could remain challenging for the balance of the fiscal year. Anvil’s results reflect the downturn in non-residential construction.

“We are seeing clear signs the water infrastructure market is gradually recovering and positive trends in some of our businesses. The improved order trends we saw in our water infrastructure markets in the first quarter strengthened further in the second quarter. The uptick in orders, especially as we enter the construction season, reinforces our belief that we will continue to increase capacity utilization, which should lead to higher margins.”

Second Quarter Consolidated Results

Net sales for the 2010 second quarter of $301.8 million declined $20.4 million from $322.2 million for the 2009 second quarter. Net sales declined due to the divestiture of two Anvil businesses, which had sales of $27.3 million in the 2009 second quarter, and lower pricing of $19.4 million, mainly at U.S. Pipe. These items were partially offset by $25.1 million of higher shipment volumes and favorable Canadian currency exchange rates of $2.6 million.

Adjusted loss from operations for the 2010 second quarter of $12.4 million increased $7.3 million from $5.1 million for the 2009 second quarter. Results were negatively impacted by the lower sales pricing and $9.4 million of higher per-unit overhead costs primarily due to lower production. The quarter’s results were positively impacted by $12.9 million of manufacturing and other cost savings, $7.4 million of higher shipment volumes and $3.6 million of lower raw material costs.

Second Quarter Segment Results

Mueller Co.

Net sales for Mueller Co. increased $26.4 million to $141.2 million for the 2010 second quarter from $114.8 million for the 2009 second quarter due mainly to $26.8 million of higher shipment volumes. Shipment volumes of iron gate valves, hydrants and brass for the quarter all increased above the prior year period.

Income from operations of $9.7 million for the 2010 second quarter increased $7.1 million from adjusted income from operations of $2.6 million for the 2009 second quarter. Adjusted EBITDA increased to $22.2 million for the 2010 second quarter from $15.8 million for the 2009 second quarter. Income from operations increased due to $9.9 million of higher shipment volumes and $5.3 million of manufacturing and other cost savings. These items were partially offset by $2.8 million of higher selling, general and administrative expenses primarily associated with investments in Mueller Systems, $2.0 million of higher per-unit overhead costs on products sold and $1.2 million of lower sales pricing.

U.S. Pipe

Net sales for U.S. Pipe of $83.0 million for the 2010 second quarter declined $10.2 million from $93.2 million for the 2009 second quarter. This decrease was due to $17.6 million of lower pricing partially offset by $7.4 million of higher shipment volumes.

Adjusted loss from operations of $19.6 million and an adjusted EBITDA loss of $14.6 million for the 2010 second quarter compare to adjusted loss from operations of $10.9 million and an adjusted EBITDA loss of $4.7 million for the 2009 second quarter. The 2010 second quarter results were negatively impacted by lower sales pricing partially offset by a number of positive factors, including $4.8 million of manufacturing and other cost savings, $1.9 million of higher shipment volumes, $1.4 million of lower selling, general and administrative expenses and $1.1 million of lower raw material costs. During the quarter we recorded $10.4 million in restructuring charges primarily associated with the closure of the North Birmingham facility.

Anvil

Net sales for Anvil of $77.6 million for the 2010 second quarter declined $36.6 million from $114.2 million for the 2009 second quarter. Net sales declined $27.3 million due to the divestiture of two businesses and $9.1 million due to lower shipment volumes.

Adjusted income from operations of $6.0 million and adjusted EBITDA of $9.7 million for the 2010 second quarter compare to adjusted income from operations of $12.1 million and adjusted EBITDA of $16.5 million in the 2009 second quarter. Adjusted income from operations decreased $8.1 million from higher per-unit overhead costs primarily due to lower production and $4.4 million of lower shipment volumes. These decreases were partially offset by $3.1 million from the gain on the sale of one of the divestitures, $2.8 million of manufacturing and other cost savings and $2.1 million of lower raw material costs.

Interest Expense

Net interest expense of $14.8 million for the 2010 second quarter decreased from $16.6 million for the 2009 second quarter. The 2010 second quarter included a $1.2 million net benefit from the settlement of interest rate swap contracts associated with debt repayments. When adjusted, 2010 second quarter net interest expense decreased $0.6 million from the 2009 second quarter primarily due to lower debt levels during the 2010 second quarter partially offset by higher interest rates.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted EBITDA, adjusted net loss, adjusted net loss per share net debt and free cash flow as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding impairment, restructuring and debt extinguishment-related items. Adjusted EBITDA represents income (loss) before depreciation, amortization, debt-related transactions, interest income, income taxes, impairment and restructuring charges. The Company presents adjusted EBITDA because it is an important supplemental measure of performance, and management believes it is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”). Adjusted net loss and adjusted net loss per share exclude impairment and restructuring charges, gains and losses from the early settlement of interest rate swap contracts and the early extinguishment of debt. These items are excluded because they are considered unusual and not indicative of recurring operations. Net debt, which is total debt less cash and cash equivalents, is used because management reviews net debt as part of its management of the Company’s overall liquidity, financial flexibility, capital structure and leverage. Furthermore, certain debt rating agencies, creditors and credit analysts monitor the Company’s net debt as part of their assessment of the Company’s business. Free cash flow, which represents cash flows from operating activities less capital expenditures, is presented as a measurement of cash flow because it is commonly used by the investment community.

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, May 5, 2010 at 9:00 a.m. EDT. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.muellerwaterproducts.com.

Investors interested in listening to the call should log on to the Web site several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the accompanying presentation slides.

Safe Harbor Statement

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our ability to increase capacity utilization. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	the demand level of manufacturing and construction activity;

•	our ability to service our debt obligations; and

•	the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this press release, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. is a leading North American manufacturer and marketer of a broad range of water infrastructure, flow control and piping component system products for use in water distribution networks and water treatment facilities. The Company’s broad product portfolio includes engineered valves, fire hydrants, pipe fittings, water meters and ductile iron pipe, which are used by municipalities, as well as the residential and non-residential construction industries for heating, ventilation and air conditioning, fire protection, industrial, energy and oil & gas industries. With latest 12 months net sales through March 31, 2010 of $1.4 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 5,100 people. The Company’s common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit the Company’s Web site at http://www.muellerwaterproducts.com/.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2010	September 30, 2009
	(in millions)
Assets:
Cash and cash equivalents	$104.6	$61.5
Receivables, net	182.9	216.3
Inventories	291.5	342.8
Deferred income taxes	28.4	30.8
Assets held for sale	—	13.9
Other current assets	60.1	80.8

Total current assets	667.5	746.1

Property, plant and equipment, net	274.0	296.4
Identifiable intangible assets, net	647.8	663.6
Other noncurrent assets	31.5	33.4

Total noncurrent assets	953.3	993.4

Total assets	$1,620.8	$1,739.5

Liabilities and stockholders’ equity:
Current portion of long-term debt	$10.3	$11.7
Accounts payable	98.2	111.7
Other current liabilities	85.2	97.4

Total current liabilities	193.7	220.8

Long-term debt	684.6	728.5
Deferred income taxes	166.5	180.0
Other noncurrent liabilities	167.8	173.9

Total liabilities	1,212.6	1,303.2

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized; 154,457,656 shares and 153,790,887 shares outstanding at March 31, 2010 and September 30, 2009, respectively	1.5	1.5
Additional paid-in capital	1,598.8	1,599.0
Accumulated deficit	(1,112.7)	(1,078.3)
Accumulated other comprehensive loss	(79.4)	(85.9)

Total stockholders’ equity	408.2	436.3

Total liabilities and stockholders’ equity	$1,620.8	$1,739.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,		Six months ended March 31,
	2010	2009	2010	2009
	(in millions, except per share amounts)
Net sales	$301.8	$322.2	$614.9	$689.9
Cost of sales	263.6	267.3	520.8	560.0

Gross profit	38.2	54.9	94.1	129.9

Operating expenses:
Selling, general and administrative	50.6	60.0	105.8	122.3
Impairment	—	570.9	—	970.9
Restructuring (1)	10.5	42.2	10.9	42.0

Total operating expenses	61.1	673.1	116.7	1,135.2

Loss from operations	(22.9)	(618.2)	(22.6)	(1,005.3)

Interest expense, net	14.8	16.6	31.6	33.9
Loss (gain) on early extinguishment of debt	0.5	—	0.5	(1.5)

Loss before income taxes	(38.2)	(634.8)	(54.7)	(1,037.7)
Income tax benefit	(14.5)	(68.0)	(20.3)	(70.9)

Net loss	$(23.7)	$(566.8)	$(34.4)	$(966.8)

Basic and diluted net loss per share	$(0.15)	$(4.90)	$(0.22)	$(8.37)

Basic and diluted weighted average shares outstanding	154.4	115.6	154.2	115.5

Dividends declared per share	$0.0175	$0.0175	$0.035	$0.035

(1)	Restructuring charges recorded are principally related to our North Birmingham facility.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED MARCH 31, 2010

(UNAUDITED)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
	(in millions)
Balance at September 30, 2009	$1.5	$1,599.0	$(1,078.3)	$(85.9)	$436.3

Net loss	—	—	(34.4)	—	(34.4)
Dividends declared	—	(5.5)	—	—	(5.5)
Stock-based compensation	—	4.7	—	—	4.7
Stock issued under stock compensation plans	—	0.6	—	—	0.6
Foreign currency translation	—	—	—	4.6	4.6
Minimum pension liability	—	—	—	1.9	1.9

Balance at March 31, 2010	$1.5	$1,598.8	$(1,112.7)	$(79.4)	$408.2

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended March 31,
	2010	2009
	(in millions)
Operating activities:
Net loss	$(34.4)	$(966.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	26.6	31.5
Amortization	15.6	15.2
Impairment and non-cash restructuring	6.2	1,009.4
Loss (gain) on early extinguishment of debt	0.5	(1.5)
Stock-based compensation	4.7	7.1
Deferred income taxes	(14.4)	(60.2)
Gain on disposal of assets	(5.0)	(3.4)
Other, net	3.7	9.6
Changes in assets and liabilities:
Receivables	20.8	95.2
Inventories	30.8	(10.2)
Other current assets and other noncurrent assets	22.0	(17.5)
Accounts payable and other liabilities	(32.8)	(110.6)

Net cash provided by (used in) operating activities	44.3	(2.2)

Investing activities:
Capital expenditures	(14.6)	(17.6)
Acquisition of intangibles	—	(8.7)
Proceeds from sales of assets	60.2	4.2

Net cash provided by (used in) investing activities	45.6	(22.1)

Financing activities:
Increase in outstanding checks	1.5	4.7
Debt paid or repurchased	(45.3)	(6.2)
Common stock issued	0.6	0.5
Dividends paid	(5.5)	(4.0)

Net cash used in financing activities	(48.7)	(5.0)

Effect of currency exchange rate changes on cash	1.9	(1.5)

Net change in cash and cash equivalents	43.1	(30.8)
Cash and cash equivalents at beginning of period	61.5	183.9

Cash and cash equivalents at end of period	$104.6	$153.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended March 31, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$141.2	$83.0	$77.6	$—	$301.8

Gross profit (loss)	$32.2	$(12.9)	$18.9	$—	$38.2
Selling, general and administrative expenses	22.5	6.7	12.9	8.5	50.6
Restructuring	—	10.4	0.1	—	10.5

Income (loss) from operations	$9.7	$(30.0)	$5.9	$(8.5)	(22.9)

Interest expense, net					14.8
Loss on early extinguishment of debt					0.5
Income tax benefit					(14.5)

Net loss					$(23.7)

Net loss per diluted share					$(0.15)

Capital expenditures	$3.4	$1.3	$1.1	$0.1	$5.9

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$9.7	$(30.0)	$5.9	$(8.5)	$(22.9)
Restructuring	—	10.4	0.1	—	10.5

Adjusted income (loss) from operations	9.7	(19.6)	6.0	(8.5)	(12.4)
Depreciation and amortization	12.5	5.0	3.7	0.2	21.4

Adjusted EBITDA	$22.2	$(14.6)	$9.7	$(8.3)	$9.0

Adjusted net loss:
Net loss					$(23.7)
Interest rate swap settlement costs, net of tax					(0.7)
Restructuring, net of tax					6.4
Loss on early extinguishment of debt, net of tax					0.3

Adjusted net loss					$(17.7)

Adjusted net loss per diluted share					$(0.11)

Free cash flow:
Net cash used in operating activities					$(15.8)
Capital expenditures					(5.9)

Free cash flow					$(21.7)

Net debt (end of period):
Current portion of long-term debt					$10.3
Long-term debt					684.6

Total debt					694.9
Less cash and cash equivalents					(104.6)

Net debt					$590.3

	Three months ended March 31, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$114.8	$93.2	$114.2	$—	$322.2

Gross profit (loss)	$22.3	$(2.8)	$35.4	$—	$54.9
Selling, general and administrative expenses	19.7	8.1	23.3	8.9	60.0
Impairment and restructuring	478.9	40.1	93.9	0.2	613.1

Loss from operations	$(476.3)	$(51.0)	$(81.8)	$(9.1)	(618.2)

Interest expense, net					16.6
Income tax benefit					(68.0)

Net loss					$(566.8)

Net loss per diluted share					$(4.90)

Capital expenditures	$2.8	$2.1	$2.5	$0.2	$7.6

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Loss from operations	$(476.3)	$(51.0)	$(81.8)	$(9.1)	$(618.2)
Impairment and restructuring	478.9	40.1	93.9	0.2	613.1

Adjusted income (loss) from operations	2.6	(10.9)	12.1	(8.9)	(5.1)
Depreciation and amortization	13.2	6.2	4.4	0.1	23.9

Adjusted EBITDA	$15.8	$(4.7)	$16.5	$(8.8)	$18.8

Adjusted net loss:
Net loss					$(566.8)
Impairment and restructuring, net of tax					551.4

Adjusted net loss					$(15.4)

Adjusted net loss per diluted share					$(0.13)

Free cash flow:
Net cash provided by operating activities					$15.7
Capital expenditures					(7.6)

Free cash flow					$8.1

Net debt (end of period):
Current portion of long-term debt					$16.7
Long-term debt					1,071.0

Total debt					1,087.7
Less cash and cash equivalents					(153.1)

Net debt					$934.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Six months ended March 31, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$274.5	$162.7	$177.7	$—	$614.9

Gross profit (loss)	$69.1	$(16.9)	$41.9	$—	$94.1
Selling, general and administrative expenses	43.4	14.6	31.4	16.4	105.8
Restructuring	0.1	10.7	0.1	—	10.9

Loss from operations	$25.6	$(42.2)	$10.4	$(16.4)	(22.6)

Interest expense, net					31.6
Loss on early extinguishment of debt					0.5
Income tax benefit					(20.3)

Net loss					$(34.4)

Net loss per diluted share					$(0.22)

Capital expenditures	$7.1	$5.3	$2.1	$0.1	$14.6

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$25.6	$(42.2)	$10.4	$(16.4)	$(22.6)
Restructuring	0.1	10.7	0.1	—	10.9

Adjusted income (loss) from operations	25.7	(31.5)	10.5	(16.4)	(11.7)
Depreciation and amortization	24.9	9.4	7.6	0.3	42.2

Adjusted EBITDA	$50.6	$(22.1)	$18.1	$(16.1)	$30.5

Adjusted net loss:
Net loss					$(34.4)
Restructuring, net of tax					6.6
Interest rate settlement costs, net of tax					(0.7)
Loss on early extinguishment of debt, net of tax					0.3

Adjusted net loss					$(28.2)

Adjusted net loss per diluted share					$(0.18)

Free cash flow:
Net cash provided by operating activities					$44.3
Capital expenditures					(14.6)

Free cash flow					$29.7

Net debt (end of period):
Current portion of long-term debt					$10.3
Long-term debt					684.6

Total debt					694.9
Less cash and cash equivalents					(104.6)

Net debt					$590.3

	Six months ended March 31, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$234.4	$208.9	$246.6	$—	$689.9

Gross profit (loss)	$53.5	$(0.3)	$76.7	$—	$129.9
Selling, general and administrative expenses	42.4	17.1	43.3	19.5	122.3
Impairment and restructuring	819.4	99.4	93.9	0.2	1,012.9

Income (loss) from operations	$(808.3)	$(116.8)	$(60.5)	$(19.7)	(1,005.3)

Interest expense, net					33.9
Gain on early extinguishment of debt					(1.5)
Income tax benefit					(70.9)

Net income					$(966.8)

Net income per diluted share					$(8.37)

Capital expenditures	$6.1	$5.5	$5.7	$0.3	$17.6

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Loss from operations	$(808.3)	$(116.8)	$(60.5)	$(19.7)	$(1,005.3)
Impairment and restructuring	819.4	99.4	93.9	0.2	1,012.9

Adjusted income (loss) from operations	11.1	(17.4)	33.4	(19.5)	7.6
Depreciation and amortization	25.5	12.3	8.6	0.3	46.7

Adjusted EBITDA	$36.6	$(5.1)	$42.0	$(19.2)	$54.3

Adjusted net loss
Net loss					$(966.8)
Impairment and restructuring, net of tax					951.3

Adjusted net loss					$(15.5)

Adjusted net loss per diluted share					$(0.13)

Free cash flow:
Net cash used in operating activities					$(2.2)
Capital expenditures					(17.6)

Free cash flow					$(19.8)

Net debt (end of period):
Current portion of long-term debt					$16.7
Long-term debt					1,071.0

Total debt					1,087.7
Less cash and cash equivalents					(153.1)

Net debt					$934.6